Exhibit 10.7

December 23, 2010

Joh. Berenberg, Gossler & Co. KG

Neuer Jungfernstieg 20

20354 Hamburg

Germany

Fax: (0049) 40 350 60 900

RE:               Extension of Forbearance Period in connection with Events of Default under Loan Agreement between Grainger Maritime Corp. (the “Borrower”) and Joh. Berenberg, Gossler & Co. KG (the “Lender”) dated as of June 19, 2008 (the “Loan Agreement”).

Reference is hereby made to (i) the Loan Agreement (ii) the Letter Agreement dated as of September 30, 2010 (the “Forbearance Letter”) whereby the Lender agreed subject to the conditions therein to forbear from exercising any of the rights or remedies arising from the Specified Events of Default as provided therein and (iii) the Letter Agreement dated as of November 12, 2010 (the “First Forbearance Extension Letter”)whereby you agreed subject to the conditions therein to a Forbearance Extension Period ending as of December 29,2010.  Capitalized terms defined in the Loan Agreement, the Forbearance Letter or the First Forbearance Extension Letter and not otherwise defined herein are used herein as therein defined, as applicable.

In order to allow time for TBS International, plc and its affiliates to continue to work with their various lenders, including you, towards a mutually agreeable solution on their outstanding indebtedness, we hereby request that you extend the Forbearance Extension Period set forth in the First Forbearance Extension Letter until the earlier of (i) the occurrence of a Forbearance Termination Event and (ii) 12:01 am on February 1, 2011 (the “Amended Forbearance Extension Period”).

By counter-signing this letter, you agree to forbear from exercising any of the rights or remedies arising solely from the Specified Events of Default (which shall include (in addition those identified in the Forbearance Letter and the First Forbearance Extension Letter) defaults arising from the suspension of payments by TBS International, public limited company and its affiliates of certain scheduled principal installments owing in respect of Indebtedness of such persons during the Amended Forbearance Extension Period, as more particularly described on Schedule 1 hereto) on the terms set forth in the Forbearance Letter and the First Forbearance Extension Letter, as modified by the terms above.

Very truly yours,

TBS INTERNATIONAL, PLC

			By:	/s/ Ferdinand V. Lepere
				Name:	Ferdinand V. Lepere
				Title:	Senior Executive Vice President

Acknowledged and Agreed,

Joh. Berenberg, Gossler & Co. KG

By:	/s/ Jorn Engelmann
	Name:	Jorn Engelmann
	Title:	General Manager

By:	/s/ Christian Speer
	Name:	Christian Speer
	Title:	Assistant Director

[Signature Page to Berenberg Second Extended Forbearance Letter]

Schedule 1

Facility	Principal Amount	Date
Bank of America Facility, as amended and restated on March 26, 2008	$9,500,000	December 31, 2010
AIG Facility dated as of December 7, 2007	$1,750,000	January 1, 2011
DVB Facility dated as of January 16, 2008	$2,608,000	January 25, 2011